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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of World Color Press, Inc. on Form S-3 of our report dated February 4, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference of our reports dated February 4, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of World Color Press, Inc. for the year ended December 28, 1997.

We also consent to the reference to us under the headings "Summary Financial Data" and "Experts" in such Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
April 29, 1998